UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2014, Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), pursuant to the June 13, 2014 securities purchase agreement (the “Securities Purchase Agreement”) entered into with a group of investors, including several healthcare-focused funds (the “Investors”), effected a private placement (the “Offering”) of the Company’s common stock, $0.00005 par value per share (“Common Stock”), and warrants to purchase Common Stock. The Company received gross proceeds of $10.5 million, resulting from the issuance and sale of 42 million shares of Common Stock (the “Shares”) at a price per share of $0.25, a 15% discount to the 30 day volume-weighted average price of $0.294. The Investors received warrants to purchase up to 42 million shares of Common Stock at an exercise price of $0.348 per share (the “Warrants”). The Warrants are exercisable immediately upon closing of the private placement and have a term of three (3) years.

In connection with the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) at closing pursuant to which the Company agreed to file within 30 days of the Closing Date (the “Filing Deadline”) a resale registration statement to register for resale the Shares and Common Stock underlying the Warrants. The Company agreed to cause the registration statement to be declared effective at the earlier of (i) the 90th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”). The Registration Rights Agreement contains penalties for failure to comply with the terms of the agreement, including monthly liquidated damages equal to 1.5% of the aggregate subscription amount for failure to meet the Effectiveness Deadline, up to a maximum of 12% of the aggregate subscription amount.

If at any time all of the shares of Common Stock or shares of Common Stock underlying the Warrants are not covered by the initial Registration Statement, the Company agrees to file with the SEC one or more additional Registration Statements so as to cover all of the shares of Common Stock and shares of Common Stock underlying the Warrants not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company intends to use the aggregate net proceeds of the Offering primarily for working capital and general corporate purposes, including relating to the Company’s recently launched phase 2 amyotrophic lateral sclerosis (ALS) clinical trial.

Maxim Group LLC acted as sole placement agent for the Offering (the “Placement Agent”). In connection with the Offering, the Company paid the Placement Agent a cash fee equal to 6.9% of the gross proceeds of the Offering, as well as fees and expenses of the Placement Agent of $35,000. In addition, the Company issued to Maxim Partners LLC a 5-year warrant (the “Placement Agent Warrant”) to purchase up to 1,260,000 shares of Common Stock (equal to 3% of the number of shares sold in the Offering), with an exercise price equal to $0.30 (120% of the offering price).

The form of Placement Agent Warrant is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing descriptions of Securities Purchase Agreement, Warrant, Registration Rights Agreement and Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the Company’s Current Report on Form 8-K filed on June 13, 2014 and Exhibit 10.1 hereto, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

The issuance of the Shares, the Warrants and the Placement Agent Warrant was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations that each party is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Item 9.01	Financial Statements and Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2014	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Anthony Fiorino
Anthony Fiorino
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Common Stock Purchase Warrant issued by Brainstorm Cell Therapeutics Inc. to Placement Agent

10.2	Form of Securities Purchase Agreement, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2014

10.3	Form of Warrant, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 13, 2014

10.4	Form of Registration Rights Agreement, incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 13, 2014

* Filed herewith.